UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

Biogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142

(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	BIIB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2023, the Board of Directors of Biogen Inc. (the “Company”) approved amendments to the Company’s Fifth Amended and Restated Bylaws (the “Fifth Amended and Restated Bylaws”), which became effective the same day. The following is a summary of certain provisions of the Fifth Amended and Restated Bylaws. Such summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Fifth Amended and Restated Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference. A copy of the Fifth Amended and Restated Bylaws marked to show changes from the Fourth Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K.

The Fifth Amended and Restated Bylaws include certain amendments to, among other things:

1.

update the procedural mechanics and disclosure requirements relating to stockholder notices of business to be presented at stockholder meetings, other than with respect to the election of directors, including by:

a.

requiring disclosure from any stockholder proposing business of any derivative or synthetic arrangement having the characteristics of a long position in Company shares, or any other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of Company shares and without regard to whether such stockholder may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right; and

b.

requiring acknowledgment from any stockholder proposing business that if the requesting stockholder (or a qualified representative) does not appear at the meeting to present the proposed business, the Company need not present such business for a vote;

2.

update certain provisions relating to adjournment procedures and lists of stockholders entitled to vote at meetings of stockholders, in each case to conform to recent amendments to the Delaware General Corporation Law;

3.	clarify the effect of abstentions and broker non-votes on the establishment of a quorum;

4.	provide that every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable;

5.	align provisions regarding director nominations and solicitations of proxies with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including by:

a.

requiring the stockholder submitting a nomination to represent that it intends to solicit proxies or votes from stockholders representing at least 67% of the voting power of the shares entitled to vote on the election of directors;

b.

requiring that any stockholder submitting a nomination provide reasonable documentary evidence no later than five business days prior to the stockholders’ meeting that it has solicited proxies or votes from stockholders representing at least 67% of the voting power of the shares entitled to vote on the election of directors;

c.	requiring that any stockholder soliciting proxies in accordance with Rule 14a-19 notify the Company of any change in such intent within two business days;

d.	limiting the number of nominees a stockholder may nominate for election at a meeting of stockholders to the number of directors to be elected at such meeting; and

e.

clarifying how votes of stockholders are treated by the Company for purposes of establishing a quorum and in the event proxies for disqualified or withdrawn nominees for the Board of Directors are received;

6.

require that a stockholder indirectly or directly soliciting proxies from other stockholders use a proxy card color other than white, with white proxy cards being reserved for exclusive use by the Board; and

7.	enhance certain procedural mechanics and disclosure requirements in connection with stockholder nominations of directors, including:

a.	requiring additional background information and disclosures regarding proposed director nominees;

b.

requiring additional background information and disclosures from the proposing stockholder, the beneficial owner, if any, on whose behalf the nomination is made, any holder of record of the stockholder’s shares as they appear on the Company’s books, and each of their respective affiliates or associates or others acting in concert therewith;

c.

requiring acknowledgment from the proposing stockholder that if the requesting stockholder (or a qualified representative) does not appear at the meeting to present the proposed business, the Company need not present such business for a vote;

d.

providing that the Company may require any proposed director nominee to furnish such other information that may reasonably be required by the Company to determine whether the proposed nominee would be independent; and

e.

requiring that information provided in notice of any nomination shall be true and correct as of the date that is ten (10) days prior to the meeting or any adjournment, rescheduling or postponement thereof.

The Fifth Amended and Restated Bylaws also incorporate various other updates and technical, clarifying and conforming changes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Fifth Amended and Restated Bylaws of Biogen Inc.

3.2	Marked Fifth Amended and Restated Bylaws of Biogen Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN INC.

Date: December 12, 2023	By:	/s/ Wendell Taylor
Wendell Taylor
Secretary

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